SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

1

Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated June 27, 2012, entitled-"SILVER FALCON MINING, INC. (SFMI) BRINGS NEW INVESTMENT CONSORTIUM FOR CAPITAL INFUSION"

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) PROVIDES UPDATE ON DIAMOND CREEK MILL EXPANSION

Bradenton, Florida- June 27, 2012- Silver Falcon Mining, Inc. (SFMI.OTCBB) ($SFMI) provides information to its shareholders on the progression of the expansion at the Company’s 100% owned Diamond Creek Mill Facility.

The steel cladding on the extended structure, 40’x 40’, is almost completed and will house the recently purchased, new flotation line. This floatation circuit will extract all of the available precious metal from processed tailings on site and will result in a reduction in the quantity of the material to be leached by a factor of ten. In other words, at the end of the process, SFMI will have a quantity of 3,000 tons of high grade concentrate ready for the closed-circuit leaching process. Management remains confident in getting this closed-circuit leach processing permit within a reasonable time-frame.

The Company has begun hiring qualified personnel in various skill sets to enable SFMI to act as its own contractor at both the mill site and the various projects throughout War Eagle Mountain. This will lower the cost of future expansion needs, maintenance issues, new construction projects directly or indirectly related to the mill site and/or the ongoing exploration and forthcoming developmental needs atop War Eagle Mountain.

Management is planning SFMI’s annual shareholder meeting to be held in Murphy, ID in late September. Proxy and other materials regarding this date/time will be mailed in late summer with these particulars in the ensuing weeks ahead.

Mr. Pierre Quilliam, CEO, said, "Once the precious metal, contained in our ore on site, is fully extracted, we will have amply covered the mill expenses incurred since its opening and we will be poised to carry on a profitable milling operation which will then be used to process ore from the heart of War Eagle Mountain. This whole operation will have been achieved with minimal ecological disturbance and a whole gamut of benefits for the inhabitants and taxpayers of Owyhee County. Our heliport has recently contributed to saving the life of a badly injured tourist in the area, thus fulfilling the promise we made at the time of granting of the Diamond Creek Mill occupancy permit, that ‘we would strive to not only be a good neighbor, but would go above and beyond to help the people of our community.’ I look forward to seeing all shareholders of record at the upcoming shareholders meeting in September.”

About Silver Falcon Mining, Inc.

Silver Falcon Mining, Inc. (OTCBB: SFMI) ($SFMI) is a producer, developer and explorer of mineral resources, primarily in Owyhee County, Idaho, USA, with the objective of being a profitable, low-cost, precious metal producer and creating significant growth in shareholder value.

SFMI cautions that statements made in press releases constitute forward-looking statements, and makes no guarantees of future performance and actual results/developments may differ materially from projections in forward-looking statements. Forward-looking statements are based on estimates and opinions of management at time statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: June 27, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer